UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2014 (March 5, 2014)

Alnylam Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50743	77-0602661
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Third Street, Cambridge, MA	02142
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 551-8200

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On March 5, 2014, pursuant to a Stock Purchase Agreement (the “Agreement”) with Sirna Therapeutics, Inc. (“Sirna”), Merck Sharp & Dohme Corp. (“Seller”) and, for limited purposes, Merck & Co., Inc. (“Merck”), Alnylam Pharmaceuticals, Inc. (the “Company”) completed its previously announced acquisition of all of Seller’s right, title and interest in and to all of the outstanding shares of common stock, par value $.01 per share, of Sirna. At the closing, the Company paid to Seller $25.0 million in cash consideration and issued to Seller 2,142,037 shares of the Company’s common stock, par value $.01 per share (“Company Common Stock”). The Company will issue an additional 378,007 shares of Company Common Stock to Seller upon the completion of certain technology transfer activities. The issuance of Company Common Stock pursuant to the Agreement did not involve a public offering and was therefore exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

Item 7.01. Regulation FD Disclosure.

On March 6, 2014, the Company issued a press release, a copy of which is being furnished as Exhibit 99.1 to this Report on Form 8-K, announcing the closing of the Company’s acquisition of Sirna. The information in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Document

99.1	Press Release issued by the Company, dated March 6, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALNYLAM PHARMACEUTICALS, INC.

Date: March 6, 2014
	By:	/s/ Michael P. Mason
Michael P. Mason Vice President, Finance and Treasurer

Exhibit Index

Number	Description

99.1	Press Release issued by the Company, dated March 6, 2014